Exhibit 10.6

GUARANTEE AND COLLATERAL AGREEMENT

made by

BARGAIN PARENT, INC.

OLLIE’S HOLDINGS, INC. (successor by merger to Bargain Merger Sub, Inc.)

and certain Subsidiaries of OLLIE’S HOLDINGS, INC.

in favor of

JEFFERIES FINANCE LLC, as Administrative Agent

Dated as of September 28, 2012

-i-

-ii-

SCHEDULE 3(a)	—	COMMERCIAL TORT CLAIMS
SCHEDULE 4.3	—	NAME; JURISDICTION OF ORGANIZATION, ETC
SCHEDULE 4.4	—	INVENTORY AND EQUIPMENT
SCHEDULE 4.6	—	INVESTMENT PROPERTY
SCHEDULE 4.8(a)	—	INTELLECTUAL PROPERTY
SCHEDULE 4.8(d)	—	INTELLECTUAL PROPERTY
SCHEDULE 4.9	—	LETTERS OF CREDIT RIGHTS
SCHEDULE 8.2	—	NOTICES

EXHIBIT A	—	ACKNOWLEDGEMENT AND CONSENT
EXHIBIT B-1	—	INTELLECTUAL PROPERTY SECURITY AGREEMENT
EXHIBIT B-2	—	AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT
EXHIBIT D	—	ASSUMPTION AGREEMENT

-iii-

GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 28, 2012, made by the Borrowers (as defined below) and each of the signatories hereto (other than the Administrative Agent, but together with any other entity that may become a party hereto as provided herein, the “Guarantors”; and the Guarantors together with the Borrowers, the “Grantors”), in favor of Jefferies Finance LLC (“Jefferies Finance”), as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) for (i) the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of September 28, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bargain Parent, Inc., a Delaware corporation (“Parent”), Ollie’s Holdings, Inc., a Delaware corporation (successor by merger to Bargain Merger Sub, Inc.) (the “Lead Borrower”), Ollie’s Bargain Outlet, Inc., a Pennsylvania corporation (“Ollie’s” and together with the Lead Borrower, collectively, the “Borrowers”), the Lenders party thereto, Jefferies Finance LLC, Manufacturers and Traders Trust Company (“M&T”) and KeyBank National Association (“KeyBank”), as joint bookrunners and joint lead arrangers (in each such capacity, the “Joint Lead Arrangers”), M&T and KeyBank, as co-syndication agents (in such capacity, the “Co-Syndication Agents”) and (ii) the other Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Administrative Agent and the ABL Agent have entered into an Intercreditor Agreement, acknowledged by the Borrowers and the other Loan Parties, dated as of the date hereof (as amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Borrowers and the other Guarantors are engaged in related businesses, and each Borrower and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that each Borrower and each Guarantor shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Joint Lead Arrangers, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Borrower and each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.	DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“Administrative Agent” shall have the meaning assigned to such term in the preamble.

“After-Acquired Intellectual Property” shall mean any Collateral (excluding Excluded Assets) consisting of any Intellectual Property acquired or obtained by a Grantor on or after the Closing Date and which is not now a part of the Owned Intellectual Property.

“Agreement” shall mean this Guarantee and Collateral Agreement, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Agreement Parties” shall mean the collective reference to the Borrowers and the Guarantors.

“Borrowers” shall have the meaning assigned to such term in the preamble.

“Collateral” shall have the meaning assigned to such term in Section 3.

“Collateral Account” shall mean any collateral account subject to a Deposit Account Control Agreement.

“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account or the Dominion Account, as the case may be, and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

“Contracts” shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyright Licenses” shall mean any written agreement naming any Grantor as licensor or licensee (including those listed on Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” shall mean (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including those listed on Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to, and to obtain, all extensions and renewals thereof.

“Co-Syndication Agent” shall have the meaning assigned to such term in the preamble.

“Credit Agreement” shall have the meaning assigned to such term in the preamble.

“Domain Names” shall mean all Internet domain names and associated uniform resource locator addresses.

“Excluded Assets” shall mean: (i) the Excluded Foreign and Other Subsidiary Equity Interests; (ii) any Equity Interests if, and to the extent that, and for so long as doing so would violate applicable law or, other than in the case of Wholly-Owned Subsidiaries, a contractual obligation binding on such Equity Interests; (iii) any property subject to a Lien permitted under Section 6.02(i) or 6.02(j) of the Credit Agreement to the extent and for so long as (I) the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) prohibits the creation of any other Lien on such assets and proceeds or (II) the grant of a security interest under the Loan Documents (x) would invalidate the underlying rights of such Grantor in such assets, (y) would give any other party to such contract or agreement the right to terminate its obligations thereunder or (z) is not permitted without consent of third party (other than a Grantor), (iv) all leasehold real property, (v) all fee owned real property that has an individual fair market value in an amount less than $2.5 million (as reasonably estimated by the Lead Borrower), (vi) Equity Interests of any partnerships, joint ventures and any non-Wholly Owned Subsidiary which cannot be pledged without the consent of one or more third parties (other than the Borrowers or any of their Restricted Subsidiaries), (vii) margin stock, (viii) any asset to the extent that the grant of a security interest therein would result in materially adverse tax consequences as reasonably determined by the Lead Borrower, (ix) any property and assets the pledge of which would require governmental consent, approval, license or authorization, (x) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law, (xi) Trust Funds and (xii) other assets which the Administrative Agent, in consultation with the Lead Borrower, determines, in its reasonable discretion, should be excluded taking into account the practical operations of the Borrowers’ business. Notwithstanding anything to the contrary herein, (x) the Loan Parties shall not be required to grant a security interest in any Collateral or perfect a security interest in any Collateral to the extent (A) the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Lead Borrower and the Administrative Agent or (B) if the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or with respect to any assets to the extent such a pledge would violate the terms of any contract with respect to such assets (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law) or would trigger termination pursuant to any “change of control” or similar provision in any contract and (y) no actions shall be required in order to create or perfect any security interest in any assets located outside of the United States, and no foreign law security or pledge agreement shall be required.

“Excluded Foreign and Other Subsidiary Equity Interests” shall mean the (A) Equity Interests in excess of 65% of the voting Equity Interests of (i) each “first tier” Foreign Subsidiary owned by any Grantor and (ii) each Disregarded Domestic Subsidiary; (B) any voting or non-voting Equity Interest of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary owned by any Grantor and (C) the Equity Interests of any Unrestricted Subsidiary, Immaterial Subsidiary, Captive Insurance Subsidiary, and not-for-profit Subsidiary.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantors” shall have the meaning assigned to such term in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean the collective reference to all rights, priorities and privileges relating to intellectual property arising under United States laws, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, Trade Secret Licenses and Domain Names.

“Intellectual Property Collateral” shall include all Owned Intellectual Property and After-Acquired Intellectual Property, as well as any other Intellectual Property or Software included within the Collateral pursuant to Section 3(a).

“Intercreditor Agreement” shall have the meaning assigned to such term in the recitals.

“Investment Property” shall mean the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any such investment property which is an Excluded Asset) including all Certificated Securities and Uncertificated Securities and all Security Entitlements, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers” shall mean the collective reference to each issuer of Pledged Collateral that is a Subsidiary.

“Jefferies Finance” shall have the meaning assigned to such term in the preamble.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the preamble.

“KeyBank” shall have the meaning assigned to such term in the preamble.

“Lenders” shall have the meaning assigned to such term in the preamble.

“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 4.8(a).

“M&T” shall have the meaning assigned to such term in the preamble.

“Material Intellectual Property” shall have the meaning assigned to such term in Section 4.8(b).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Owned Intellectual Property” shall have the meaning assigned to such term in Section 4.8(a).

“Parent” shall have the meaning assigned to such term in the preamble.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed on Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean (i) all letters of patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing listed in Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time), (ii) all applications for letters of patent of the United States and all divisions, continuations and continuations-in-part thereof, all improvements thereof, including any of the foregoing listed in Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time), and (iii) all rights to, and to obtain, any reissues or extensions of the foregoing.

“Pledged Alternative Equity Interests” shall mean all interests (other than any such interests that are Excluded Assets) of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests or Pledged Trust Interests.

“Pledged Collateral” shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Debt Securities” shall mean all debt securities now owned or hereafter acquired by any Grantor, (other than any such debt securities that are Excluded Assets), including the debt securities listed on Schedule 4.6(b), (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company (other than any such interests that are Excluded Assets), including all limited liability company interests listed on Schedule 4.6(a) hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor (other than any such promissory notes that are Excluded Assets), including those listed on Schedule 4.6(b) (as such schedule may be amended or supplemented from time to time).

“Pledged Partnership Interests” shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership (other than any such interests that are Excluded Assets), including all partnership interests listed on Schedule 4.6(a) hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Security Entitlements” shall mean all security entitlements with respect to the financial assets listed on Schedule 4.6(b) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.

“Pledged Stock” shall mean all shares of capital stock (other than any such shares that are Excluded Assets) now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.6(a) hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust (other than any such interests that are Excluded Assets), including all trust interests listed on Schedule 4.6(a) hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Revolving Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Secured Obligations” shall have the meaning assigned to the term “Obligations” in the Credit Agreement.

“Secured Parties” shall mean, collectively, the Joint Lead Arrangers, the Administrative Agent, the Lenders, the Issuing Banks and, Secured Bank Product Providers, to which Secured Obligations, as applicable, are owed.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Software” shall mean computer programs, object code, source code and supporting documentation, including “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to on Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all right, title and interest in and to (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, designs, logos, trade dress, slogans and other source or business identifiers or any other indicia of origin, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith (but excluding abandoned applications), in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof and all common-law rights related thereto, including any of the foregoing listed on Schedule 4.8(a) (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing and (iv) other source or business identifiers, designs and general intangibles of a like nature.

“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, including unpatented inventions, invention disclosures, engineering or other technical data, financial data, procedures, know-how, designs, personal information, supplier lists, customer lists, business, production or marketing plans, formulae, methods (whether or not patentable), pro-code and data collections (all of the foregoing being collectively called a “Trade Secret”), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future misappropriations of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

“Trust Funds” shall mean any cash or cash equivalents comprised of (i) funds specifically and exclusively used for payroll taxes, payroll and other employee benefit payments to or for the benefit of any Grantor’s or any of their subsidiaries’ employees, (ii) all taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (iii) any other funds which such Grantor holds as an escrow or fiduciary for such person.

1.2. Other Definitional Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Secured Obligations shall mean the Full Payment of all of the Secured Obligations, in each case, unless otherwise specified.

(d) The words “include,” “includes” and “including,” and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation.”

SECTION 2.	GUARANTEE

2.1. Guarantee. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties and their respective successors, indorsees and permitted transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

(a) If and to the extent required in order for the Secured Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2.

(b) Each Guarantor agrees that the Secured Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor hereunder without, to the extent permitted by applicable law, impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(c) The guarantee contained in this Section 2 shall remain in full force and effect until the date when Full Payment of all of the Secured Obligations has been made (the “Termination Date”), notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may not then owe any Secured Obligations.

(d) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from any Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor (including by means of setoff or appropriation) in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Secured Obligations by any Agreement Party or is received or collected on account of the Secured Obligations from any Agreement Party or its property:

(a) If such payment is made by a Borrower or from its property, then, if and to the extent such payment is made on account of Secured Obligations arising from or relating to a Loan or other extension of credit made to such Borrower, such Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Agreement Party or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Agreement Party or its property.

(b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon Full Payment of the Secured Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from a Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

(c) Until the Termination Date, notwithstanding Sections 2.2(a) and 2.2(b), no Agreement Party shall be entitled to be subrogated (equally and ratably with all other Agreement Parties entitled to reimbursement or contribution from any other Agreement Party as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement, nor shall any Agreement Party seek or be entitled to seek any contribution or reimbursement from a Borrower or any other Agreement Party in respect of payments made by any Agreement Party hereunder. Such right of subrogation shall be enforceable solely against the Agreement Parties, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Agreement Party, then (and only after the Termination Date) the Administrative Agent shall deliver to the Agreement Parties making such demand, or to a representative of such Agreement Parties or of the Agreement Parties generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Agreement Party as to any payment on account of the Secured Obligations made by it or received or collected from its property shall be fully subordinated in all respects prior to the Termination Date. Until the Termination Date, no Agreement Party shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Agreement Party in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Secured Obligations. If any such payment or distribution is received by any Agreement Party, it shall be held by such Agreement Party in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall promptly be transferred and delivered by such Agreement Party to the Administrative Agent, in the exact form received and, if necessary, duly endorsed, to be applied against any Secured Obligations then outstanding in accordance with Section 6.5.

(e) The obligations of the Agreement Parties under the Loan Documents, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2 and the provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f) Each Agreement Party reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Agreement Party, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in the last sentence of Section 2.2(c).

2.3. Amendments, etc. with Respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) and the applicable Loan Parties may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4. Guarantee Absolute and Unconditional. Each Guarantor waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Guarantors with respect to the Secured Obligations. Each Guarantor understands and agrees, to the extent permitted by applicable law, that, until the Termination Date, the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment, performance or release of guarantee hereunder) which may at any time be available to or be asserted by a Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other person or to realize upon any such collateral security, guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor, except to the extent of any such release. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent as specified in the Credit Agreement.

2.7. Subordination of Indebtedness Held by Guarantors. Until the Termination Date, any indebtedness of the Lead Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Lead Borrower or such other Loan Party to the Secured Parties; and such indebtedness of the Lead Borrower or such other Loan Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and be paid over to the Secured Parties on account of the indebtedness of the Lead Borrower or such other Loan Party to the Secured Parties, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Agreement. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Lead Borrower or any other Loan Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

SECTION 3.	GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

(a) Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Collateral Accounts and all Collateral Account Funds;

(iv) all Commercial Tort Claims in excess of $1,000,000, in each case, from time to time specifically described on Schedule 3(a);

(v) all Contracts;

(vi) all Documents;

(vii) all Equipment;

(viii) all Fixtures

(ix) all General Intangibles;

(x) all Goods

(xi) all Instruments;

(xii) all Insurance;

(xiii) all Intellectual Property;

(xiv) all Inventory;

(xv) all Investment Property;

(xvi) all Letters of Credit and Letter of Credit Rights;

(xvii) all Money;

(xviii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, Software, computer printouts, tapes, disks and other electronic storage media and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xix) to the extent not otherwise included, all other personal property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

provided that, notwithstanding any other provision set forth in this Agreement, the term “Collateral” and the component definitions thereof shall not include, and this Agreement shall not, at any time, constitute a grant of a security interest in any property that is an Excluded Asset.

(b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Accounts, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Accounts, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Accounts, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

To induce the Joint Lead Arrangers, the Administrative Agent, the Co-Syndication Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Secured Parties that each representation and warranty contained in Article III of the Credit Agreement is true and correct in all material respects (other than any representation or warranty that is qualified by materiality or makes reference to Material Adverse Effect, which such representations and warranty shall be true and correct in all respects) on and as of the Closing Date (except as limited by Section 4.01 of the Credit Agreement), except if such representation or warranty refers to a specific date or period, then as of such date or for such period, as if made by such Grantor herein and that:

4.1. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for Liens permitted by Section 6.02 of the Credit Agreement.

4.2. [Reserved].

4.3. Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.3. On the date hereof, except as otherwise described in the Collateral Questionnaire, each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. On the date hereof, except as otherwise described in the Collateral Questionnaire, no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement (other than in respect of a Lien permitted by Section 6.02 of the Credit Agreement) entered into by another person, which has not heretofore been terminated.

4.4. Inventory and Equipment. As of the Closing Date, such Grantor does not maintain Equipment or Inventory (other than mobile goods or Inventory or Equipment in transit or, out for repair) with a value in excess of $250,000 at any location other than the locations set forth on Schedule 4.4.

4.5. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6. Investment Property.

(a) Schedule 4.6(a) hereto (as such schedule may be amended or supplemented from time to time by notice from one or more Grantors to the Administrative Agent) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 4.6(b) (as such schedule may be amended or supplemented from time to time by notice from one or more Grantors to the Administrative Agent) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor, and except as set forth on Schedule 4.6(b) (as such schedule may be amended or supplemented from time to time by notice from one or more Grantors to the Administrative Agent) all of the intercompany Pledged Debt Securities and intercompany Pledged Notes have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.

(b) The Pledged Equity Interests issued by any Subsidiary have been duly and validly issued and, if applicable, are fully paid and nonassessable (except for shares of any unlimited liability company which are assessable in certain circumstances).

(c) None of the terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction).

(d) All certificated Pledged LLC Interests and Pledged Partnership Interests, if any, do not expressly provide that they are “securities” for purposes of Section 8-103(c) of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of,

or claims of, any other person, except the security interests created by this Agreement and Liens permitted by Section 6.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(f) Each Issuer that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Consent, in substantially the form of Exhibit A, to the pledge of the Pledged Collateral pursuant to this Agreement.

4.7. Accounts. No amount payable to such Grantor under or in connection with any Account that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper with a value in excess of $1,000,000 which has not been delivered to the Administrative Agent to the extent required under Section 5.2.

4.8. Intellectual Property.

(a) As of the Closing Date, Schedule 4.8(a) lists all (i) Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property (other than unregistered Copyrights), in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Owned Intellectual Property”) and (ii) licenses of United States Intellectual Property applications or registrations in which such Grantor is an exclusive licensee. As of the Closing Date, except as set forth in Schedule 4.8(a) and except as would not reasonably be expected to have a Material Adverse Effect, each such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all such Owned Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all such Owned Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below. Such Grantor has the right to use all Intellectual Property material for use in the operation of the business, but that it does not own (collectively, the “Licensed Intellectual Property”).

(b) As of the Closing Date, all Owned Intellectual Property set forth in Schedule 4.8(a) and, to such Grantor’s knowledge, all Licensed Intellectual Property (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and has not been abandoned, except as would not reasonably be expected to have a Material Adverse Effect or otherwise set forth on Schedule 4.8(a). Neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other person, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) The rights of such Grantor in or to the Material Intellectual Property do not conflict with or infringe upon the rights of any third party, and no claim has been asserted in writing that the use of such Intellectual Property does or may infringe upon the rights of any third party, except in each case as would not reasonably be expected, individual or in the aggregate, to have a Material Adverse Effect.

(d) As of the Closing Date, no action or proceeding is pending or, to such Grantor’s knowledge, threatened (i) seeking to limit, cancel or question any Owned Intellectual Property or challenge either the validity or enforceability of such Owned Intellectual Property or any Grantor’s right, title, or interest in, or to, such Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any Intellectual Property right of any other person or (iii) alleging that any Material Intellectual Property is being licensed, sublicensed or used in violation of any Intellectual Property or any other right of any other person, in each case, which would reasonably be expected to have a Material Adverse Effect on the value of the Collateral, taken as a whole. On the date hereof, to such Grantor’s knowledge, except as set forth on Schedule 4.8(d) no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Material Intellectual Property or upon the rights of such Grantor therein. The consummation of the Transactions contemplated by this Agreement will not result in the termination or impairment of any of the Material Intellectual Property the loss of which would be reasonably likely to have a Material Adverse Effect.

(e) To such Grantor’s knowledge, with respect to each Copyright License, Trademark License, Trade Secret License and Patent License that relates to Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect, such license is (i) valid, enforceable, and in full force and effect; (ii) not subject to any notice of termination prior to scheduled expiration, nor, to the knowledge of the Grantors, subject to any such termination based on the occurrence of any events that have occurred; and (iii) not the subject of any license agreements other than those disclosed in Schedule 4.8(a).

(f) Except in each case as would not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets of such Grantor that are material to its business have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.

(g) Except as would not reasonably be expected to have a Material Adverse Effect, such Grantor has taken all commercially reasonable steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all commercially reasonable steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

(h) No Grantor is a party to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property.

4.9. Letters of Credit and Letter of Credit Rights. No Grantor is a beneficiary or assignee under any letter of credit with a face amount in excess of $1,000,000 (including any “Letter of Credit”) other than the letters of credit described on Schedule 4.9 (as such schedule may be amended or supplemented from time to time).

SECTION 5.	COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, until the Termination Date:

5.1. Delivery and Control of Certain Collateral.

(a) If any of the Collateral is or shall become evidenced or represented by any Certificated Security or Tangible Chattel Paper, such Certificated Security or Tangible Chattel Paper shall be delivered promptly to the Administrative Agent, duly endorsed, if applicable, in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date. Any Pledged Collateral evidenced or represented by any Instrument or Negotiable Document shall be delivered promptly to the Administrative Agent, duly endorsed, if applicable, in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date. Notwithstanding the foregoing, no Instrument, Tangible Chattel Paper, Pledged Debt Security constituting a Certificated Security or Negotiable Document shall be required to be delivered to the Administrative Agent pursuant to this clause (a) if the value thereof is less than $1,000,000 in the aggregate.

(b) If any of the Collateral is or shall constitute “Electronic Chattel Paper” (under Article 9 of the UCC) such Grantor shall ensure (to the Administrative Agent’s reasonable satisfaction) that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision; provided that such actions shall not be required to be taken until the aggregate face amount of the Electronic Chattel Paper included in the Collateral exceeds $1,000,000.

(c) If any Collateral with a value in excess of $1,000,000 shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C, or such other form as may be reasonably agreed to by the Administrative Agent, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor.

5.2. Maintenance of Perfected Security Interest; Further Documentation.

(a) Except as otherwise permitted by the Credit Agreement, such Grantor shall maintain each of the security interests created by this Agreement as a security interest having at least the perfection and priority described in Section 3.17 of the Credit Agreement and shall defend such security interest against the claims and demands of all persons whomsoever except as otherwise permitted by Section 6.02 of the Credit Agreement, subject to the provisions of Section 8.15.

(b) At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request in a manner consistent with the definition of Excluded Assets for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property subject to the requirements of Section 5.1, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided that, notwithstanding any other obligation set forth herein or in the Credit Agreement, the following Collateral shall not be required to be perfected: (i) vehicles and any other assets subject to certificates of title; (ii) Commercial Tort Claims; and (iii) Letter of Credit Rights to the extent not perfected by the filing of a Form UCC-1 financing statement.

5.3. Changes in Locations, Name, Jurisdiction of Incorporation, etc.

(a) Such Grantor shall give 5 days’ prior written notice (or such other time as may be agreed to by the Administrative Agent in its sole discretion) to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested in writing by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein after any of the following:

(i) a change in its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.3; or

(ii) a change in its legal name, identity or structure that would render any financing statement filed by the Administrative Agent in connection with this Agreement “seriously misleading” (as such term is used in Section 9-507(b) of the New York UCC).

5.4. Investment Property.

(a) If such Grantor shall receive any Certificated Security (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), options or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same promptly to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or similar instrument of transfer covering such Certificated Security duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(i) Without the prior written consent of the Administrative Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any issuer of Pledged Equity Interests to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any such issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property constituting Collateral or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien permitted thereon pursuant to Section 6.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or except as permitted by the Credit Agreement, or (v) cause or permit any Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v), such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof.

(ii) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Administrative Agent concurrently with delivery of the financial statements required under Section 5.04(b) of the Credit Agreement in writing of the occurrence of any of the events described in Section 5.4(a) with respect to the Pledged Collateral issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Collateral issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Collateral hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Collateral to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Collateral.

5.5. Intellectual Property.

(a) Except as would not reasonably be expected to have a Material Adverse Effect or in connection with a transaction permitted by the Credit Agreement, each Grantor shall (i) to the extent commercially reasonable and consistent with past practice, continue to use each Trademark owned by such Grantor material to its business, (ii) maintain the quality of products and services offered under such Trademark at least at the level of quality of such products and services in the past, (iii) where commercially reasonable and feasible, use such Trademark with the appropriate notice of registration and all other notices and legends required by law, and (iv) not (and not permit any licensee or sublicensee of such Grantor to) knowingly do any act or knowingly omit to do any act whereby such Trademark is likely to become invalidated or materially impaired in any way, unless, in the case of each of the foregoing, such Grantor shall have determined, in its reasonable business judgment, that such Trademark is no longer necessary for, or desirable in the conduct of, such Grantor’s business.

(b) Except in connection with a transaction permitted by the Credit Agreement, no Grantor shall knowingly do any act or knowingly omit to do any act whereby any material portion of any material Copyright owned by such Grantor is likely to become invalidated or otherwise materially impaired, unless, in the case of each of the foregoing, such Grantor shall have determined, in its reasonable business judgment, that such Copyright is no longer necessary for, or desirable in, the conduct of, such Grantor’s business. Such Grantor shall not knowingly do any act whereby any material portion of such Copyright is likely to fall into the public domain, unless such Grantor shall have determined, in its reasonable business judgment, that such Copyright or portion thereof is no longer necessary for, or desirable in the conduct of, such Grantor’s business.

(c) Except as could not reasonably be expected to have a Material Adverse Effect or in connection with a transaction permitted by the Credit Agreement, no Grantor shall knowingly do any act that knowingly uses any Material Intellectual Property to infringe, misappropriate or violate the Intellectual Property rights of any other person in any material respect.

(d) Except in connection with a transaction permitted by the Credit Agreement, to the extent consistent with past practice, each Grantor shall use proper statutory notice in connection with the use of the Material Intellectual Property.

(e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire or become an exclusive licensee of any United States Intellectual Property application or registration or file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, which Intellectual Property is material to the operation of the business, such Grantor shall report such event to the Administrative Agent together with the delivery by the Lead Borrower of the financial statements pursuant to Section 5.04(b) of the Credit Agreement. Upon the reasonable written request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any of the foregoing items.

(f) Except in connection with a transaction permitted by the Credit Agreement, each Grantor shall take all reasonable and necessary steps, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office to maintain and pursue each application (for registration) and to maintain each registration of Intellectual Property material to its business, including the prompt filing of all affidavits and other required documents, and the prompt payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the payment of maintenance fees, and the participation in interference, opposition, cancellation, infringement and misappropriation proceedings, unless such Grantor shall have determined, in its reasonable business judgment, that any such application or registration of material Intellectual Property is no longer necessary for, or desirable in the conduct of, such Grantor’s business.

(g) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted in such Intellectual Property herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office.

(h) If any Grantor makes an application for registration of Intellectual Property before the United States Patent and Trademark Office, the United States Copyright Office, or an equivalent thereof in any state of the United States, within forty-five (45) days of the submission of such application (or ten (10) days in the case of Copyrights), such Grantor shall deliver to the Administrative Agent a copy of such application. In connection with such notice, each Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

(i) Each Grantor agrees, promptly upon learning thereof, to notify the Administrative Agent in writing and to furnish such pertinent information that may be available with respect to, any party who such Grantor believes in its reasonable business judgment is, or may be, materially infringing, misappropriating, misusing, diluting or otherwise violating any material Intellectual Property of such Grantor, or with respect to any party claiming that such Grantor’s use of Intellectual Property in or for such Grantor’s business violates in any material respect any Intellectual Property right of such party. Each Grantor further agrees to prosecute diligently in accordance with its reasonable business practices and consistent with past practice any person infringing, misappropriating, misusing, diluting, or otherwise violating Intellectual Property that is material to such Grantor’s business.

(j) Except in connection with a transaction permitted by the Credit Agreement, each Grantor shall take all commercially reasonable steps necessary to protect the secrecy of all Trade Secrets material to its business.

5.6. Commercial Tort Claims. Such Grantor shall advise the Administrative Agent concurrently with delivery of the financial statements required under Section 5.04(b) of the Credit Agreement of any Commercial Tort Claim held by such Grantor in excess of $1,000,000 and shall promptly thereafter, upon written request by the Administrative Agent, execute a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to grant a security interest in such Commercial Tort Claim to the Administrative Agent for the benefit of the Secured Parties.

5.7. Deposit Accounts. The Grantors shall promptly enter into Deposit Account Control Agreements with respect to each Deposit Account maintained by them other than any Excluded Deposit Account (as defined in the ABL Credit Agreement), provided that the requirement of this Section 5.7 shall be deemed satisfied for so long as the ABL Agent is acting as agent for the benefit of the Administrative Agent and the Secured Parties pursuant to the Intercreditor Agreement with respect to each control agreement the ABL Agent is a party to and so long as the ABL Credit Agreement is outstanding subject to any requirements set forth in the ABL Credit Agreement with respect to the timing of delivery of such control agreements to the ABL Agent; provided, however, that after the payment in full of the ABL Facility, in no event shall any Grantor be required to execute or deliver any control agreement (including any Deposit Account Control Agreement) in respect of any Deposit Account or Securities Account.

5.8. Maintenance of Insurance. Each Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 5.02 of the Credit Agreement.

SECTION 6.	REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Accounts.

(a) At any time after the occurrence and during the continuation of an Event of Default after written notice is delivered to the Grantor, the Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Grantor shall use commercially reasonable efforts to furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided that the provisions of Section 9.16 of the Credit Agreement shall apply to such information.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Accounts and any Supporting Obligation and diligently exercise each material right it may have under any Account and any Supporting Obligation, in each case, at its own expense; provided, however, that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Administrative Agent’s reasonable written request after the occurrence and during the continuance of any Event of Default, each Grantor shall, at such Grantor’s expense, deliver to the Administrative Agent all (to the extent existing and available) original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Accounts and parties to the Contracts to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Accounts or Contracts. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party; provided, that the provisions of Section 9.16 of the Credit Agreement shall apply to such information.

(b) Upon reasonable written request of the Administrative Agent, at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Account or Contract of the security interest of the Administrative Agent therein. In addition, at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Accounts and/or Contracts directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Pledged Collateral.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Collateral.

(b) If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 6.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights, (ii) the Administrative Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent and (iii) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in accordance with Section 6.5. In addition, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of any Event of Default, without notice to the relevant Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto after the occurrence and during the continuance of any Event of Default and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request in writing and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.

(c) If an Event of Default shall have occurred and be continuing, each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) pay any dividends or other payments with respect to the Investment Property, including Pledged Collateral, directly to the Administrative Agent.

(d) If any Event of Default shall have occurred and be continuing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, in the case of any Intellectual Property Collateral, execute, deliver, and have recorded, any and all agreements, instruments, documents and papers as may be required by the United States Patent and Trademark Office, United States Copyright Office or similar registrar in order to effect an assignment of all right, title and interest in all registered Intellectual Property Collateral and each application for such registration, and record the same, as well as take any or all of the following actions: (1) declare the entire right, title and interest of such Grantor in and to the Intellectual Property Collateral, vested in the Administrative Agent for the benefit of the Lenders, in which event such right, title and interest shall immediately vest; (2) take and use or sell the Intellectual Property Collateral; (3) take and use or sell the goodwill of such Grantor’s business symbolized by the Trademarks included within the Intellectual Property Collateral and the right to carry on the business and use the assets of such Grantor in connection with which Trademarks or Domain Names included within the Intellectual Property Collateral have been used; and (4) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property Collateral or Licensed Intellectual Property in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Administrative Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property Collateral and registrations and any pending applications in the United States Patent and Trademark Office, United States Copyright Office, equivalent office in a state of the United States or applicable Domain Name registrar to the Administrative Agent.

6.4. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 of the Credit Agreement with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon demand, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in a Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Secured Obligations in the manner provided in Section 7.02 of the Credit Agreement.

6.6. Code and Other Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below, by the Credit Agreement, this Agreement or any other Loan Document) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall, to the extent permitted by law, constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s reasonable written request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere upon the occurrence and during the continuance of any Event of Default. The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements to the extent required to be paid in accordance with the Credit Agreement, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.5 and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(c) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(d) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable law.

6.7. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations.

SECTION 7.	THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable (until the Termination Date) power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property Collateral, execute, deliver, and have recorded, any and all agreements, instruments, documents and papers that the Administrative Agent may reasonably request to effect the remedies set forth in Section 6.3(d);

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem reasonably appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its reasonable discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If an Event of Default has occurred and is continuing and if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however if a Default has occurred and is continuing, and if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance (except as otherwise provided herein) solely to cause the Collateral and Guarantee Requirement to be, or remain, satisfied.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Termination Date.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except from their own gross negligence or willful misconduct or breach of a duty owed to such Grantor.

7.3. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property,” whether now owned or hereafter existing or acquired or such other description as the Administrative Agent, in its sole judgment, reasonably determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be reasonably necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8.	MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent.

8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Agreement Party agrees to pay or reimburse each Secured Party for all its reasonable costs and expenses incurred in collecting against such Agreement Party under the guarantee contained in Section 2 or otherwise in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Agreement Party is a party (but limited in the case of legal fees and expenses, to those fees and expenses reimbursable under Section 9.05(a) of the Credit Agreement).

(b) Each Agreement Party agrees to pay, and to hold the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Agreement Party agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.05 of the Credit Agreement.

(d) The agreements in this Section shall survive the Termination Date.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Agreement Party and shall inure to the benefit of the Secured Parties and their respective permitted successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, no Agreement Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.

8.6. Set-Off. Each Agreement Party hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Agreement Party or any other Agreement Party, any such notice being expressly waived by each Agreement Party to the extent permitted by applicable law, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Agreement Party, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Agreement Party to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Agreement Party, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Agreement Party promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (including.pdf)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Agreement Parties, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8.12. Submission to Jurisdiction; Waivers. Each Agreement Party and the Administrative Agent hereby irrevocably and unconditionally:

(a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Parent, the Borrowers or any Loan Party or their properties in the courts of any jurisdiction;

(b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 9.01 of the Credit Agreement and agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any credit party in the courts of any other jurisdiction.

8.13. Acknowledgments. Each Agreement Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Agreement Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agreement Parties, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Agreement Parties and the Secured Parties.

8.14. Additional Grantors. Each Subsidiary of the Lead Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Exhibit D hereto.

8.15. Releases.

(a) On the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Agreement Party hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor on or following the Termination Date, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) The obligations of Guarantors that are Subsidiaries and the security interests created hereunder shall be subject to release in accordance with Section 9.17 of the Credit Agreement.

(c) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

8.16. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Collateral granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any of the relative rights and remedies of the Administrative Agent hereunder shall be subject to, and governed by the terms and conditions of, the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any conflict or inconsistency between the terms and conditions hereof and the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall govern and control at any time the Intercreditor Agreement is in effect. Notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, but subject to the Intercreditor Agreement in all respects, until the Discharge of Revolving Obligations (as defined in the Intercreditor Agreement): (i) any covenant hereunder or under the Credit Agreement requiring (or any representation or warranty hereunder or under the Credit Agreement to the extent it would have the effect of requiring) the delivery and/or arrangement for possession of Collateral that constitutes Revolving Priority Collateral or delivery and/or arrangement for control of any certificated securities that constitute Revolving Priority Collateral to or with the Administrative Agent shall be deemed satisfied or complied with (or in the case of any representation or warranty, shall be deemed to be true and correct) if such delivery and/or arrangement for possession of Collateral that constitutes Revolving Priority Collateral is made to, or such control of certificated securities is with the ABL Agent pursuant to the ABL Loan Documents; (ii) any covenant hereunder or under the Credit Agreement requiring (or any representation or warranty hereunder or under the Credit Agreement to the extent it would have the effect of requiring ) the payment or other transfer of Collateral that constitutes Revolving Priority Collateral to the Administrative Agent shall be deemed to have been satisfied (or, in the case of any representation or warranty, shall be deemed to be true and correct) if such payment or transfer shall have been made to the ABL Agent; (iii) any covenant hereunder or under the Credit Agreement requiring (or any representation or warranty hereunder or under the Credit Agreement to the extent it would have the effect of requiring) the endorsement of any Collateral that constitutes Revolving Priority Collateral or related document to the Administrative Agent shall be deemed to have been satisfied (or, in the case of any representation or warranty, shall be deemed to be true and correct) if such endorsement shall have been made to the ABL Agent; and (iv) any covenant requiring that a Grantor receive and/or hold any Collateral that constitutes Revolving Priority Collateral in trust for the benefit of the Administrative Agent shall be deemed to have been satisfied to the extent that such Grantor receives or holds (as applicable) such Collateral in trust for the benefit of the ABL Agent and the Administrative Agent.

8.17. WAIVER OF JURY TRIAL. EACH AGREEMENT PARTY AND THE ADMINISTRATIVE AGENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS

HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BARGAIN MERGER SUB, INC.

By:	/s/ Joseph Scharfenberger

	Name:	Joseph Scharfenberger
	Title:	Vice President

BARGAIN PARENT, INC.

By:	/s/ Joseph Scharfenberger

	Name:	Joseph Scharfenberger
	Title:	Vice President

[Signature Page to the Collateral Agreement - Term]

OLLIE’S BARGAIN OUTLET, INC.

By:	/s/ John Swygert

	Name:	John Swygert
	Title:	Chief Financial Officer

[Signature Page to the Collateral Agreement - Term]

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ E. J. Hess

	Name:	E. J. Hess
	Title:	Managing Director

[Signature Page to the Collateral Agreement - Term]

Schedule 3(a)

Commercial Tort Claims

NONE.

Schedule 4.3

Name; Jurisdiction of Organization, etc.

Name	Jurisdiction of Organization	Organizational ID Number	Chief Executive Office
Ollie’s Holdings, Inc.	Delaware	3668585	6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania 17112

Bargain Parent, Inc.	Delaware	5203866	6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania 17112

Ollie’s Bargain Outlet, Inc.	Pennsylvania	1065203	6295 Allentown Boulevard Suite 1 Harrisburg, Pennsylvania 17112

Schedule 4.4

Inventory and Equipment

Location Number	Location Name	Address	City	State	Zip Code
1	Lancaster	880 Plaza Blvd. Parkview Plaza Rt.	Lancaster	PA	17601
2	Dundalk	1403 Merritt Blvd	Dundalk	MD	21222
3	Mechanicsburg	6040 Carlisle Pike	Mechanicsburg	PA	17050
4	Harrisburg	6295 Allentown Blvd. Suite 0	Harrisburg	PA	17112
5	East York	1081 Haines Road	York	PA	17402
9	Allentown	4750 West Tilghman	Allentown	PA	18104
10	Randallstown	8212 Liberty Road	Baltimore	MD	21244
12	Aberdeen	20 Aberdeen Shopping Plaza	Aberdeen	MD	21001
13	Pasadena	8145 Ritchie Highway, Unit B7	Pasadena	MD	21122
14	Pottstown	203 Shoemaker Road	Pottstown	PA	19464
15	Shillington	2251 West Lancaster Ave.	Shillington	PA	19607
16	Shamokin Dam	1 Baldwin Blvd, Suite 2	Shamokin Dam	PA	17876
17	Lewistown	211 North Logan Blvd.	Burnham	PA	17009
19	Quakertown	721 S West End Blvd, Rte 309	Quakertown	PA	18951
21	Hanover	1019 Baltimore Street	Hanover	PA	17331
22	Hagerstown	1709 Massey Blvd.	Hagerstown	MD	21740
23	Frederick	66 Waverly Drive, Rte 40	Frederick	MD	21702
24	Scranton	1790 Keyser Ave.	Scranton	PA	18508
25	LaVale	1313 National Highway	Lavale	MD	21501
26	Dover	1726 S Governors Ave.	Dover	DE	19901
27	Johnstown	1513 Scalp Ave. Suite 500	Johnstown	PA	15904
28	Bethlehem	1885 Catasauqua Road	Allentown	PA	18109
29	Greensburg	660 E Pittsburgh Street	Greensburg	PA	15601
30	Butler	602 Moraine Pointe Plaza	Butler	PA	16001
31	Altoona	1264 Old Route 220 N	Duncansville	PA	16635
32	Indiana	1570 Oakland Ave.	Indiana	PA	15701
33	New Castle	3306 Wilmington Road	New Castle	PA	16105
34	Uniontown	609 Pittsburgh Road, Suite 4	Uniontown	PA	15401
35	West York	1776 Rodney Road	York	PA	17401
36	Salisbury	258 Tilghman Road	Salisbury	MD	21804
37	Wilkes-Barre	675 Kidder Street	Wilkes-Barre	PA	18702
38	Belle Vernon	796 Tri-County Lane	Belle Vernon	PA	15012
39	Cressona	1544 Route 61 Highway South	Pottsville	PA	17901
40	Clearfield	1800 Daisy Street	Clearfield	PA	16830
41	Oil City	6945 US Route 322	Cranberry	PA	16319
42	Steubenville	4189 Mall Road	Steubenville	OH	43952
43	State College	1919 South Atherton Street	State College	PA	16801
44	St. Clairesville	67780 Banfield Road	St. Clairsville	OH	43950
45	Erie	2072 Interchange Road	Erie	PA	16565

Location Number	Location Name	Address	City	State	Zip Code
46	Virginia Beach	1944 Laskin Road, Suite 402-405	Virginia Beach	VA	23454
47	Norfolk	5957 E Virginia Beach Blvd.	Virginia Beach	VA	23502
48	Hampton	4019 West Mercury Blvd.	Hampton	VA	23605
49	Mansfield	1414 Lexington Ave.	Mansfield	OH	44907
50	Parkersburg	100 Gihon Village, Suite 100	Parkersburg	WV	26101
51	North Canton	1430 N Main Street	North Canton	OH	44720
52	Springfield	1510 Upper Valley Pike	Springfield	OH	45504
53	Chillicothe	48 Consumer Center Drive	Chillicothe	OH	45601
54	Lima	175 E Northern Ave.	Lima	OH	45801
55	Harrisonburg	2255 S Main Street	Harrisonburg	VA	22801
56	Cheektowaga	2150 Walden Ave.	Cheektowaga	NY	14225
57	Henrietta	3150 W Henrietta Road	Henrietta	NY	14623
58	Richmond	3950 Meadowdale Blvd.	Richmond	VA	23234
59	Greece	3160 West Ridge Road	Greece	NY	14626
60	Gloucester	6513 Market Drive	Gloucester	VA	23061
61	Elizabeth City	1831A West Ehringhaus Street	Elizabeth City	NC	27909
62	Portsmouth	4586 George Washington Highway	Portsmouth	VA	23702
63	Parma	5739 Broadview Ave.	Cleveland	OH	44134
64	Chambersburg	1320 Lincoln Highway	Chambersburg	PA	17201
65	Short Pump	12450 Gayton Road	Richmond	VA	23238
66	Sandusky	410 E Perkins Ave. Unit 10-A	Sandusky	OH	44870
67	Hamburg	6000 South Park Avenue	Hamburg	NY	14075
68	Oakwood Village	23350 Broadway Ave.	Oakwood Village	OH	44146
69	Danville	101-B Piney Forest Road	Danville	VA	24540
70	Dewitt	3150 Erie Blvd.	Dewitt	NY	13214
71	North Olmsted	26664 Brook Park Extension	North Olmsted	OH	44070
72	Mentor	8435 Market Street	Mentor	OH	44060
73	Goldsboro	1005 North Spence Avenue	Goldsboro	NC	27534
74	Cary	651 Cary Towne Blvd.	Cary	NC	27511
75	Cicero	7785 Frontage Road	Cicero	NY	13039
76	Columbia	7351 Assateague Drive	Jessup	MD	20794
77	Lynchburg	3700 Candlers Mountain Rd	Lynchburg	VA	24502
78	Northgate	3725 Unit 190, Ramsey Street	Fayetteville	NC	28303
79	Hazelton (relo)	1099 North Church Street	Hazle Township	PA	18202
80	Forest Park	2250 Waycross Road	Cincinnati	OH	45240
81	Niles	5555 Youngstown-Warren Road #107	Niles	OH	44446
82	Beckley	126 New River Drive	Beckley	WV	25801
83	Niagara Falls	8460 Niagara Falls Blvd.	Niagara Falls	NY	14304
84	Rocky Mount	1230 North Wesleyan Blvd.	Rocky Mount	NC	27804
85	New Hartford	100 New Hartford Shopping Center	New Hartford	NY	13413
86	Hickory	2146 Highway 70 SE	Hickory	NC	28602
87	Matthews	2308 Matthews Corners	Matthews	NC	28105
88	Mooresville	355 West Plaza Drive, Unit 18	Mooresville	NC	28117

Location Number	Location Name	Address	City	State	Zip Code
89	Watertown	1222 Arsenal St. Stateway Plaza	Watertown	NY	13601
90	Egg Harbor Twp	3003 English Creek Ave. Unit B-01	Egg Harbor Township	NJ	08234
91	Greenville	3105 East 10th Street	Greenville	NC	27858
92	Columbus Square	5737 Emporium Square	Columbus	OH	43231
93	Columbus South	3811 South High Street	Columbus	OH	43207
94	Florence	7864 Connector Road	Florence	KY	41042
95	Gastonia	1497 East Franklin Blvd	Gastonia	NC	28054
96	Concord	170 Commercial Park Drive	Concord	NC	28027
97	Winston-Salem	5009 Country Club Road	Winston-Salem	NC	27104
98	Lexington	23 Plaza Parkway	Lexington	NC	27292
99	Greensboro	1314 Bridford Parkway	Greensboro	NC	27407
100	Marion	1294 Mount Vernon Avenue	Marion	OH	43302
101	Bridgeport	1200 West Main Street, Suite 300	Bridgeport	WV	26330
102	Kingston	701 Frank Sottile Blvd. Unit 201	Kingston	NY	12401
103	Rockingham	1788 E Broad Avenue	Rockingham	NC	28379
104	Newark	1650 N. 21st Street	Newark	OH	43055
105	Dayton	221 Springboro Pike	Dayton	OH	45449
106	Barboursville	400 Mall Road	Barboursville	WV	25504
107	Durham	3823 Guess Road	Durham	NC	27705
108	Bristol	300 Commerce Blvd	Bristol	PA	19007
109	Burlington	2137 N. Church St.	Burlington	NC	27217
110	Salem	1435 W. Main Street	Salem	VA	24153
112	Middletown	88 Dunning Road	Middletown	NY	10940
113	Spartanburg	1450 W. O. Ezell Blvd	Spartanburg	SC	29301
114	Mt Airy	518 North Renfro St	Mt Airy	NC	27030
115	Maryville	560 S Foothills Plaza Drive	Maryville	TN	37801
116	Knoxville	2963 N Mall Road	Knoxville	TN	37918
117	Forest City	2380 Highway 74A	Forest City	NC	28043
118	Cherry Hill	1001 Church Road	Cherry Hill	NJ	08002
119	Johnson City	778 Main Street	Johnson City	NY	13790
120	Columbia	7503 Garners Ferry Road	Columbia	SC	29209
121	Louisville	9070 Dixie Highway	Louisville	KY	40258
122	Lexington Park	21600 Great Mills Road, Unit 18	Lexington Park	MD	20653
123	North Charleston	7800 Rivers Avenue	North Charleston	SC	29406
124	Fredericksburg	5061 Jefferson Davis Highway	Fredericksburg	VA	22408
125	Kennett Square	350 Scarlet Avenue	Kennett Square	PA	19348
126	Henderson	1520 Dabney Drive	Henderson	NC	27536
127	Wilmington	352 South College Road	Wilmington	NC	28403
128	Glencrossing	5131 Glencrossing Way	Cincinnati	OH	45238
129	Monroe	2157 North Telegraph Road	Monroe	MI	48162
130	Ithaca	723 S. Meadow Street	Ithaca	NY	14850
131	Horsham	200 Blair Mill Road	Horsham	PA	19044

Location Number	Location Name	Address	City	State	Zip Code
132	Beechmont	7900 Beechmont Avenue	Cincinnati	OH	45255
133	Taylor	985 C Telegraph Road	Taylor	MI	48180
134	Myrtle Beach	2100 Oakheart Road	Myrtle Beach	SC	29579
135	Monaca	760 Beaver Valley Mall	Monaca	PA	15061
136	Raleigh	3501 Capital Blvd. Suite 101	Raleigh	NC	27604
137	Reading	3240 North Fifth Street	Reading	PA	19605
5000	Harrisburg DC	8051 Allentown Blvd.	Harrisburg	PA	17112
5050	York DC	3300 Espresso Way	York	PA	17406
9000	Corporate Office	6295 Allentown Blvd. Suite 1	Harrisburg	PA	17112

Schedule 4.6(a)

Investment Property

PLEDGED STOCK

OWNER	ISSUER	STOCK CERTIFICATE NO.	TOTAL SHARES OWNED
Bargain Parent, Inc.	Ollie’s Holdings, Inc.	1	1,000
Ollie’s Holdings, Inc.	Ollie’s Bargain Outlet, Inc.	9 (Class A)	400
Ollie’s Holdings, Inc.	Ollie’s Bargain Outlet, Inc.	12 (Class B)	200

PLEDGED LLC INTERESTS

NONE.

PLEDGED PARTNERSHIP INTERESTS

NONE.

PLEDGED TRUST INTERESTS

NONE.

Schedule 4.6(b)

Investment Property

PLEDGED DEBT SECURITIES

NONE.

PLEDGED NOTES

NONE.

Schedule 4.8(a)

Intellectual Property

US TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Application Serial No.	Registration No.	Registration Date
		4135628	5/1/12

Steelton Tech (Block Letters)
		4049421	11/1/11

Ollie’s Army (Block Letters)
		4151488	5/29/12

American Way (Block Letters)
		4056064	11/15/11

Sarasota Breeze (Block Letters)

Mark	Application Serial No.	Registration No.	Registration Date
		4133989	5/1/12

Steelton Tools (Block Letters)
		3739690	1/19/10
(Design Only)
		3056652 (Supplemental Register)	1/31/06
Steelton Tools (Block Letters)
		1755917	3/2/93

Ollie’s Bargain Outlet (Stylized Letters)

Mark	Application Serial No.	Registration No.	Registration Date
	85610300		4/27/12 (Application Date) (Publication Date: 8/7/12)

Ollie’s (Block Letters)
	85561550		3/6/12 (Application Date) (Publication Date: 8/14/12)

Ollie’s Bargain Outlet (Block Letters)
Commonwealth Classics (Block Letters)	85414396		9/2/11 (Application Date) (Publication Date: 2/14/12)

REGISTERED STATE TRADEMARKS

Mark	State	Registration Date
GOOD N CHEAP	Maryland	2/23/2005
GOOD STUFF CHEAP	Delaware	1/26/2005
GOOD STUFF CHEAP	Ohio	10/31/2005
GOOD STUFF CHEAP	Virginia	8/4/2006
GOOD STUFF CHEAP	West Virginia	10/10/2006
GOOD STUFF CHEAP	North Carolina	10/10/2008
GOOD STUFF CHEAP	South Carolina	9/30/2011
GOOD STUFF CHEAP	New York	9/16/2011
GOOD STUFF CHEAP	New Jersey	9/21/2011
GOOD STUFF CHEAP	Pennsylvania	2/3/2003
GOOD STUFF CHEAP	Michigan
GOOD STUFF CHEAP	Tennessee	8/20/2012

U.S. PATENTS

NONE.

U.S. COPYRIGHTS

NONE.

REGISTERED TRADE NAMES

Name	State	Date
Ollie’s Bargain Outlet, Inc.	Virginia	4/20/2006
Ollie’s Bargain Outlet, Inc.	West Virginia	6/7/2006
Ollie’s Bargain Outlet, Inc.	New York	12/18/2006
Ollie’s Bargain Outlet, Inc.	North Carolina	9/29/10
Ollie’s Bargain Outlet, Inc.	New Jersey	1/20/2010
Ollie’s Bargain Outlet, Inc.	Kentucky	1/29/2010
Ollie’s Bargain Outlet, Inc.	South Carolina	7/1/2011
Ollie’s Bargain Outlet, Inc.	Tennessee	2/24/2011
Ollie’s Bargain Outlet, Inc.	Delaware	9/12/2002
Ollie’s Bargain Outlet, Inc.	Ohio	3/2/2006

REGISTERED DOMAIN NAMES

Domain	Owner
olliesbargainoutlet.com	Ollie’s Bargain Outlet, Inc.
ollies.us	Ollie’s Bargain Outlet, Inc.
myollies.com	Ollie’s Bargain Outlet, Inc.
ollies.me	Ollie’s Bargain Outlet, Inc.
ollies.mobi	Ollie’s Bargain Outlet, Inc.
olliesnow.com	Ollie’s Bargain Outlet, Inc.
olliesmail.com	Ollie’s Bargain Outlet, Inc.
sarasotabreeze.com	Ollie’s Bargain Outlet, Inc.
olliesarmy.com	Ollie’s Bargain Outlet, Inc.

EXCLUSIVE IN-BOUND IP LICENSES

NONE.

Schedule 4.8(d)

Intellectual Property

1.	Invitation to License Letter by Niro, Haller & Niro on behalf of Innovatio IP Ventures, LLC dated as of April 27, 2011 to Ollie’s Bargain Outlet, Inc. Invitation to License Letter by Dowell Baker on behalf of Innovatio IP Ventures, LLC dated as of June 14, 2012 to Ollie’s Bargain Outlet, Inc. In addition, see letter by Motorola Solutions, Inc. dated as of June 22, 2012 to Ollie’s Bargain Outlet, Inc. and letter by Morrison & Foerster LLP on behalf of Dell, Inc. dated as of July 20, 2012 to Ollie’s Bargain Outlet, Inc.

2.	Documentation related to the Company’s filing in opposition to E&E Co. Ltd.’s registration of the “OLLIIX A JLA WHOLESALE PLATFORM” mark.

Schedule 4.9

Letters of Credit Rights

NONE.

Schedule 8.2

Notices

Ollie’s Holdings, Inc.

6295 Allentown Boulevard

Suite 1

Harrisburg, Pennsylvania 17112

Bargain Parent, Inc.

6295 Allentown Boulevard

Suite 1

Harrisburg, Pennsylvania 17112

Ollie’s Bargain Outlet, Inc.

6295 Allentown Boulevard

Suite 1

Harrisburg, Pennsylvania 17112

Exhibit A

to Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement, dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Collateral Agreement”), made by the Grantors and Guarantors parties thereto for the benefit of Jefferies Finance LLC, as administrative agent (in such capacity and together with its successors, the “Administrative Agent”); capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Administrative Agent and the other Secured Parties as follows:

1. The undersigned will be bound by the terms of the Collateral Agreement applicable to Issuers of Pledged Collateral and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned confirms the statements made in the Collateral Agreement with respect to the undersigned including, without limitation, in Section 4.8 and Schedules 4.8(a) and 4.8(d) of the Collateral Agreement.

3. The terms of Sections 6.3(c) and 6.7 of the Collateral Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Collateral Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Exhibit A-1

Exhibit B-1

to Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Manufacturers and Traders Trust Company, as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, OLLIE’S HOLDINGS, INC., a Delaware corporation (the “Lead Borrower”), has entered into a Credit Agreement dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Lead Borrower, BARGAIN PARENT, INC., a Delaware corporation (“Parent”), OLLIE’S BARGAIN OUTLET, INC., a Pennsylvania corporation (“Ollie’s” and, together with the Lead Borrower, collectively, the “Borrowers”), the LENDERS party thereto from time to time, the Administrative Agent, the other agents named therein and MANUFACTURERS AND TRADERS TRUST COMPANY, KEYBANK NATIONAL ASSOCIATION AND JEFFERIES FINANCE LLC, as joint lead arrangers and as joint bookrunners;

WHEREAS, it is a condition precedent to the obligations of the Lenders and to make their respective extensions of credit to the Borrowers that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of [            ], 2012, to the Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Collateral Agreement”) for the benefit of the Secured Parties (capitalized terms used and not defined herein have the meanings given such terms in the Collateral Agreement);

WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property of the Grantors to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office and the United States Copyright Office;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Trademarks (other than any Excluded Assets), including, without limitation, each registration and application identified in Schedule 1 attached hereto;

Exhibit B-1-1

(b) all Patents (other than any Excluded Assets), including, without limitation, each issued Patent and Patent application identified in Schedule 1 attached hereto;

(c) all Copyrights (other than any Excluded Assets), including, without limitation, each Copyright registration and application identified in Schedule 1 attached hereto;

(d) all Trade Secrets (other than any Excluded Assets) and any of (a), (b) or (c) to which any Grantor is an exclusive licensee of any United States Trademark, Patent or Copyright, as identified in Schedule 1 attached;

(e) any and all proceeds of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission, including “.pdf” or “.tif”), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof that would require application of laws of another state.

SECTION 5. Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Collateral Agreement and the Credit Agreement. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Collateral Agreement or the Credit Agreement, the provisions of the Collateral Agreement or the Credit Agreement shall govern.

[Remainder of page intentionally left blank]

Exhibit B-1-2

IN WITNESS WHEREOF, each of undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit B-1-3

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

EXCLUSIVE LICENSES OF U.S. COPYRIGHTS, PATENTS OR TRADEMARKS

Exhibit B-1-Schedule 1

Exhibit B-2 to

Guarantee and Collateral Agreement

FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

(FIRST SUPPLEMENTAL FILING)

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “First Supplemental Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Jefferies Finance LLC, as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”), for the Secured Parties (as defined in the Collateral Agreement referred to below).

WHEREAS, OLLIE’S HOLDINGS, INC., a Delaware corporation (the “Lead Borrower”), has entered into a Credit Agreement dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Lead Borrower, BARGAIN PARENT, INC., a Delaware corporation (“Parent”), OLLIE’S BARGAIN OUTLET, INC., a Pennsylvania corporation (“Ollie’s” and, together with the Lead Borrower, collectively, the “Borrowers”), the LENDERS party thereto from time to time, the Administrative Agent, the other agents named therein and MANUFACTURERS AND TRADERS TRUST COMPANY, KEYBANK NATIONAL ASSOCIATION AND JEFFERIES FINANCE LLC, as joint lead arrangers and as joint bookrunners;

WHEREAS, it is a condition precedent to the obligations of the Lenders and to make their respective extensions of credit to the Borrowers that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of [            ], 2012, to the Administrative Agent (as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Collateral Agreement”) for the benefit of the Secured Parties (capitalized terms used and not defined herein have the meanings given such terms in the Collateral Agreement);

WHEREAS, under the terms of the Collateral Agreement, the Grantors have granted a security interest in certain property, including, without limitation, certain Intellectual Property, including but not limited to After-Acquired Intellectual Property of the Grantors to the Administrative Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute this First Supplemental Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office and the United States Copyright Office;

WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS];

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

B-2-1

SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Trademarks (other than any Excluded Asset), including, without limitation, each registration and application identified in Schedule 1 attached hereto;

(b) all Patents (other than any Excluded Asset), including, without limitation, each registration and application identified in Schedule 1 attached hereto;

(c) all Copyrights (other than any Excluded Asset), including, without limitation, each registration and application identified in Schedule 1 attached hereto;

(d) all Trade Secrets and any of (a), (b) or (c) to which any Grantor is an exclusive licensee of any United States Trademark, Patent or Copyright, as identified in Schedule 1 attached;

(e) any and all proceeds of the foregoing.

SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this First Supplemental Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy or other electronic transmission, including “.pdf” or “.tif”), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This First Supplemental Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of laws principles thereof that would require application of laws of another state.

SECTION 5. Conflict Provision. This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Collateral Agreement and the Credit Agreement. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Collateral Agreement or the Credit Agreement, the provisions of the Collateral Agreement or the Credit Agreement shall govern.

[Remainder of page intentionally left blank]

B-2-2

IN WITNESS WHEREOF, each of undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit B-2-3

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

EXCLUSIVE LICENSES OF U.S. COPYRIGHTS, PATENTS OR TRADEMARKS

Exhibit D to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [            ], 2012 made by                                         , a                                          (the “Additional Grantor”), in favor of Jefferies Finance LLC, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) for (i) the Lenders and Issuing Banks parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, OLLIE’S HOLDINGS, INC., a Delaware corporation (the “Lead Borrower”), has entered into a Credit Agreement dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Lead Borrower, BARGAIN PARENT, INC., a Delaware corporation (“Parent”), OLLIE’S BARGAIN OUTLET, INC., a Pennsylvania corporation (“Ollie’s” and, together with the Lead Borrower, collectively, the “Borrowers”), the LENDERS party thereto from time to time, the Administrative Agent, the other agents named therein and MANUFACTURERS AND TRADERS TRUST COMPANY, KEYBANK NATIONAL ASSOCIATION AND JEFFERIES FINANCE LLC, as joint lead arrangers and as joint bookrunners;

WHEREAS, in connection with the Credit Agreement, the Borrowers, Parent and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of [            ], 2012 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement as a Grantor and a Guarantor thereunder; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement as a Grantor and a Guarantor thereunder;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly (a) assumes all obligations and liabilities of a Grantor and a Guarantor thereunder; (b) guarantees the Secured Obligations pursuant

Exhibit D-1

to Section 2 of the Collateral Agreement; and (c) assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all such Additional Grantor’s right, title and interest in and to the Collateral, wherever located and whether now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Additional Grantor’s Obligations. The information set forth in [Annex 1-A] hereto is hereby added to the information set forth in Schedules                     1 to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE APPLICATION OF LAWS OF ANOTHER STATE.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

[1]	Refer to each Schedule which needs to be supplemented.

Exhibit D-2